UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 17, 2009
GulfMark Offshore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33607	76-0526032
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
10111 Richmond Avenue, Suite 340, Houston, Texas 77042
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 963-9522
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On December 17, 2009, GulfMark Offshore, Inc. (the “Company”) entered into a Facility Agreement (the “Facility Agreement”) among the Company, as guarantor, GulfMark Americas, Inc., an indirect wholly-owned subsidiary of the Company, as borrower (the “Borrower”), the financial institutions listed in Part II of Schedule 1 thereto, as lenders, and The Royal Bank of Scotland plc, as arranger, as agent of the Finance Parties, and as security trustee for the Secured Parties.
          The Facility Agreement provides the Borrower with a term loan facility in an aggregate amount equal to $200 million. The termination date under the Facility Agreement is December 31, 2012 and is repayable in 11 consecutive quarterly installments of approximately $8.33 million and a final installment of approximately $108.33 million. Loans under the Facility Agreement bear interest by reference to the LIBOR rate, plus a margin of 2.5% per annum. Certain arrangement fees were paid to the arranger.
          The Facility Agreement is secured by certain vessels of the Borrower. In addition, GulfMark Management, Inc., the Borrower’s parent, has pledged all of the shares of common stock in the Borrower to the agent, on behalf of the lenders, as security for the Facility Agreement.
          The Company has unconditionally guaranteed all existing and future indebtedness and liabilities of the Borrower arising under the Facility Agreement and other loan documents. Such guarantee also covers obligations of the Borrower arising under any interest rate swap contract and other security documentation related to the Facility Agreement.
          The collateral that secures the loans under the Facility Agreement will secure all of the Borrower’s obligations under any hedging agreements between the Borrower and The Royal Bank of Scotland plc.
          The Facility Agreement requires compliance with four financial covenants. The Company must not permit its leverage ratio to exceed (i) 3.0 to 1.0 for any financial quarter ending during any period on or after March 31, 2010 and on or prior to December 31, 2010, (ii) 2.75 to 1.0 for any financial quarter ending during any period on or after March 31, 2011 and on or prior to December 31, 2011 and (iii) 2.5 to 1.0 for any financial quarter ending during any period on or after March 31, 2012 and on or prior to December 31, 2012. The Facility Agreement generally defines the leverage ratio as the ratio of (a) total indebtedness, minus certain cash amounts to (b) consolidated adjusted EBITDA. The Company also must not permit the consolidated interest coverage ratio, for any period for four consecutive financial quarters, to be less than 4.0 to 1.0. The Facility Agreement generally defines the consolidated interest coverage ratio as the ratio of consolidated adjusted EBITDA to consolidated interest expense. The Company must not permit the equity to total assets ratio, as of the last day of any financial quarter, to be less than 0.35 to 1.0. The Facility Agreement generally defines the equity to total assets ratio as the ratio of shareholders equity to total assets. Additionally, the collateral to debt ratio must be at least 1.65 to 1.0 at the end of each financial quarter. The Facility Agreement generally defines the collateral to debt ratio as the ratio of (i) the aggregate appraised value of the vessels that are collateral under the Facility Agreement and any sums in the cash collateral account to (ii) the sum of the unfunded commitments and the outstanding loans. The Facility Agreement also contains customary representations, warranties and affirmative and negative covenants.
          As set forth in the Facility Agreement, there are several occurrences that constitute an event of default, including without limitation, defaults on payments of amounts borrowed under the Facility Agreement, defaults on payments of other material indebtedness, bankruptcy or insolvency, a change of control of the Company or the Borrower, material unsatisfied judgments, the occurrence of a material adverse change, and other customary events of default. Upon the occurrence of an event of default, the majority lenders may terminate the Facility Agreement, declare that all obligations under the Facility Agreement are due and payable and exercise its rights with respect to the collateral under the Facility Agreement.
          The above description of the Facility Agreement is qualified in its entirety by reference to the complete text of the Facility Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.
          In connection with and effective upon the closing of the Facility Agreement described in Item 1.01 above, the Borrower terminated its Senior Secured Credit Facility Agreement among the Borrower (formerly Rigdon Marine Corporation) and DVB Bank NV, as Underwriter, Arranger, Agent, Security Trustee, Swap Bank and Book Manager, and the lenders that are parties thereto, dated December 28, 2005, as amended (the “Senior Credit Facility”), and the Assignment, Assumption, Amendment and Restatement of Loan Agreement Providing for a US $85,000,000 Subordinated Credit Facility between Burbon Capital U.S.A., Inc., as Assignor, Rigdon Marine Corporation, as Borrower, DVB Bank NV, as Facility Agent and Security Trustee, and the lenders that are parties thereto, dated July 1, 2008 (the “Subordinated Credit Facility” and, together with the Senior Credit Facility, the “Old Facility Agreements”), and all documents and agreements contemplated by and relating to the Old Facility Agreements. The termination of the Old Facility Agreements was a condition precedent to the closing of the Facility Agreement.
          The amount of principal outstanding under the Old Facility Agreements prior to repayment was $220.6 million, which was repaid from the $200 million of proceeds from the new Facility Agreement and $20.6 million of cash on hand.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.
The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d)   Exhibits
10.1	Facility Agreement dated December 17, 2009, between GulfMark Americas, Inc., as borrower, GulfMark Offshore, Inc., as guarantor, the financial institutions listed in Part II of Schedule 1 thereto, as lenders, and The Royal Bank of Scotland plc, as arranger, as agent of the Finance Parties and as security trustee for the Secured Parties

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFMARK OFFSHORE, INC.

Date: December 17, 2009	By:	/s/ Quintin V. Kneen
Quintin V. Kneen
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Facility Agreement dated December 17, 2009, between GulfMark Americas, Inc., as borrower, GulfMark Offshore, Inc., as guarantor, the financial institutions listed in Part II of Schedule 1 thereto, as lenders, and The Royal Bank of Scotland plc, as arranger, as agent of the Finance Parties and as security trustee for the Secured Parties